TNS SERVICE BUREAU AGREEMENT

THIS AGREEMENT is made October 10th, 2001 (the "Effective Date")

BETWEEN:

TNS SMART NETWORK INC., a company incorporated under the laws of the Province of Ontario, with its registered office currently at 191 The West Mall, Suite 1020, Etobicoke, Ontario M9C 5K8 ("TNS")

                                                               OF THE FIRST PART

- and -

624665 BC Ltd., a company incorporated under the laws of the Province of British Columbia, with its registered office currently at 2640 West First Avenue, Vancouver, British Columbia, V6K 1G9 ("Channel")

                                                              OF THE SECOND PART

WHEREAS TNS is a member of the Interac Association ("Interac"), and may become a member of other domestic and international organizations with the general mandate of facilitating the provision of financial services, including such organizations known as Cirrus System Inc. (collectively the "Affiliated Networks");

AND WHEREAS Interac currently governs in Canada a shared cash dispensing service and other transactional services including, but not limited to, electronic fund transfers at the point of sale (individually or collectively the "Financial Service") which enable the holder of an eligible card who enters a valid PIN at a computer terminal (individually the "AIM" and collectively the "ATMs") to be given on-line, real-time access to such holder's account at a Financial Institution in order to, among other things, obtain cash or debit such account, as the case may be, in accordance with the procedures and standards established by Interac (the "Interac Regulations");

AND WHEREAS the Channel is classified as an Indirect Connector and has requested e-Smart Direct Services Inc., a company incorporated under the laws of the Province of Ontario affiliated with TNS, and e-Smart Direct Service Inc. has agreed in its capacity as a Direct Connector Non-Financial Institution to function as the Channel's Connection Service Processor, as such terms and conditions are defined and set out in a separate contract entitled "e-Smart Processing Agreement (SCD)" made October 10th, 2001 between e-Smart Direct Services Inc. and the Channel (the "Processing Agreement");

AND WHEREAS the Channel has requested, and TNS has agreed in its capacity as a Service Bureau, to function as the Channel's Service Bureau in accordance with the provisions of Subsection 3.0(b)(i) of the Processing Agreement;

NOW THEREFORE in consideration of the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each Party), the Parties agree as follows:

                          Article 1 --- Interpretation

1.0 Definitions Where used in this Agreement or in any amendments hereto or in any communication required or permitted to be given hereunder, the following terms shall have the following meanings, respectively, unless there is something inconsistent in the subject matter or context therein, and other capitalized terms herein shall have the same meaning ascribed to them under the Interac Regulations, as may be applicable:

(a) "Agreement" shall mean this INS Service Bureau Agreement together with all schedules, attachments and other agreements now or hereafter annexed hereto or incorporated herein by reference as it or they may be amended, supplemented, replaced. re-stated or otherwise modified, from time to time;

(b)  "Breaching Party" has the meaning set out in Section 7.3, below;




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(c)  "Business  Day" shall mean any day,  other than a  Saturday,  Sunday or any other day on which the chartered banks located in the City of Etobicoke, in the Province of Ontario are not open for business during normal banking hours;

(d)  "Claiming Party" has the meaning set out in Section 7.3, below;

(e)  "Confidential Information" has the meaning set out in Section 9.0, below;

(f) "Eligible ATMs" shall mean and refer to the ATMs referred and pursuant to Subsection 3.0(b), below, which total number shall at any time be no less than fifty per cent (50.00%) of the highest number of ATM5 connected to the Financial Service during the continuance of this Agreement, failing which the Channel shall be deemed to be in material breach of this Agreement;

(g) "Financial Institution" shall mean any domestic or international chartered bank, trust company, credit union, caisse populaire or other qualified public or private organization engaged, directly or indirectly, in providing Financial services for the purposes set out in or necessarily incidental to this Agreement;

(h)  "Intellectual Property" has the meaning set out in Section 10.0, below;

(i) "Parties" means INS and the Channel, collectively, and "Party" means either one of them as the context requires;

(j) "Person" means any individual, corporation, partnership, joint venture, trustee or trust, government or agency thereof, unincorporated association, or other entity and pronouns have a similar extended meaning;

(k) "Service Bureau" shall mean TNS acting as a provider of the INS Services as part of the Channel's Message flows in the Financial Service, in accordance with the Interac Regulations and rules and regulations of the Affiliated Networks, as may be applicable;

(l) "TNS Manual" means this Agreement, the written manuals, reports statements or other series of written directives wherein, among other things, TNS sets forth obligations, standards and procedures (collectively the "rules"), at any time or from time to time, relating to the operation and administration of ATM5 owned or leased and operated or controlled by a Person other than TNS (including, but not limited to, the Channel) which require the services of TNS to be connected to the Financial Service, which rules may incorporate by reference, to the extent applicable, the Interac Regulations and the rules of the Affiliated Networks;

(m) "TNS Services" means any and all of the services, facilities, resources, and tasks set out in this Agreement including, but not limited to, the switching services set out in Section 2.1, below, and such other services, facilities, resources and tasks as are necessarily incidental thereto, which are to be provided and performed by INS hereunder;

(n) "TNS Switch" means the computer-based system of hardware, software, telecommunication and data processing facilities and resources used, owned and/or controlled by or for TNS, from time to time, acting as the
     Connection Service Processor, which, among other things, interprets and routes a message as part of the Financial Service between the appropriate Financial Institution, e-Smart Direct Services Inc. and/or ATM for authorization;

1.1 Gender and Number In this Agreement, words importing the singular include the plural and vice versa, and words importing gender include all genders.

1.2 Entire Agreement and Amendments This Agreement constitutes the entire agreement between the parties relating to the subject matter of this Agreement and supersedes all prior agreements, memoranda, understandings, negotiations and discussions, whether oral or written, and there are no warranties, representations or other agreements between the Parties in connection with the subject matter of this Agreement, other than as set out in this Agreement. No amendment to this Agreement, and no waiver of any provision of this Agreement, will be binding on any Party unless executed and delivered by such party, in writing.




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1.3 Article and Section Headings Article and Section headings  contained in this
Agreement are included solely for convenience of reference only, are not intended to be full or accurate descriptions of the content of any Article or Section, and will not be considered part of this Agreement.

1.4 Applicable Law This Agreement will be governed by and construed in accordance with the laws of the Province of Ontario and the Federal laws of Canada applicable in the Province of Ontario, and will be treated, in all respects, as an Ontario contract. Each Party irrevocably attorns to and submits to the jurisdiction of the Courts of Ontario relating to any matter arising under this Agreement.

1.5 Currency Unless expressly stated to the contrary herein, all dollar amounts referred to in this Agreement are in Canadian funds.

                           Article 2 --- TNS Services

2.0 TNS Appointment Subject to the terms and conditions herein, the Channel hereby appoints and authorizes INS, on a non-exclusive bases, to be its Service Bureau, and INS hereby accepts such appointment and authorization.

2.1 TNS Obligations During the continuance of this Agreement, and subject at all times to the terms and conditions of the Interac Regulations, the INS Manual and the Affiliated Networks, as may be applicable, INS hereby covenants, undertakes and agrees to:

(a) perform or cause to be performed any and all services of a Service Bureau so that e-Smart Direct Services Inc. shall be able to connect the Channel to the Financial Service pursuant to the Processing Agreement and to perform all services that may be necessary or required for TNS to function as the Channel's Service Bureau herein;

(b) use its best efforts to ensure that the TNS Switch is operating seven (7) calendar days a week, twenty-four (24) hours a day; SUBJECT to any outage scheduled by INS, acting reasonably, upon prior written notice to the Channel (including but not limited to such outage scheduled by the Direct Connector en respect of the INS Services, or such outage for the purpose of file reorganization or data centre maintenance and reconfiguration), or an intervening event contemplated by Section 7.7, below; and

(c) deliver transaction and other reports by electronic means to the Channel for the Eligible ATMs in a timely manner, as more particularly set out or described in the INS Manual; PROVIDED that the Channel shall at all times inspect each report and notify INS of any inaccurate or incorrect statements therein within five (5) Business Days after the date of its receipt, failing which such report shall automatically be deemed to be accepted by the Channel on an as-is basis, without further notice or recourse.

                        Article 3 --- Channel Obligations

3.0 Channel Obligations During the continuance of this Agreement, and subject at all times to the terms and conditions of the INS Manual and the Interac Regulations, the Channel hereby covenants, undertakes and agrees to:

(a) cause a direct routing to INS of the electronic messages for any and all transactions using the Financial Service as set out herein (including, but not limited to, such messages required by INS acting as the Channel's Service Bureau hereunder);

(b) ensure, at its own cost, that the necessary hardware and software for the proper and ongoing operation or support of each of the Eligible ATMs shall meet or exceed the technical requirements established and delivered in writing by INS and/or Interac and/or the Affiliated Networks, from time to time (including, but not limited to, the guidelines of Interac for DES encryption devices in the ATMs);



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(c)  ensure, at its own cost, that the ongoing operation of each of the Eligible
     ATMs shall include: (i) the reconciliation in writing of all transactions using the Financial Service herein for each and every period of ten (10) Business Days; (ii) its proper installation, regular cash deployment and
     replenishment,   adequate   security   measures   and   other   maintenance
     requirements; and (iii) its general availability and functioning for ninety-eight per cent (98.00%) of the time herein in good operating condition during normal business hours at the relevant location, SUBJECT to such restrictions as are reasonably necessary for security purposes, maintenance or an intervening event contemplated by Section 7.7, below;

(d) comply with all lawful, reasonable instructions and advice or quality control directions which may be established and delivered by TNS and/or e-Smart Direct Services Inc. and/or Interac and/or the Affiliated Networks, at any time or from time to time, in connection with the settlement and reconciliation of the Eligible ATMs and the Settlement Account, as may be applicable (including, but not limited to, any and all operating manuals or procedures); PROVIDED that unless otherwise agreed between the parties, acting reasonably, the Channel shall have five (5) Business Days from the date of receipt of such instructions or directions to comply with them;

(e) display or cause to be displayed, if so requested by TNS upon reasonable notice, TNS's trade marks, trade names or logo designs on each of the Eligible ATMs, in a reasonably conspicuous manner, for marketing and information purposes only, subject at all material times to the provisions of Article 10, below; and

(f) provide, at its own cost and upon prior written notice, from time to time, TNS with reasonable access to inspect and audit any of the Eligible ATMs and to verify that connectivity, Message flows and functionality remain in compliance with the provisions of this Agreement; PROVIDED that such inspection and audit does not unreasonably interrupt the business conducted by the Channel or the business conducted in and around any of such Eligible ATMs.

                               Article 4 --- Fees

4.0 TNS Charges The Channel acknowledges and agrees that TNS shall be paid for the INS Services hereunder, pursuant to the fees and payment schedule expressly set out in Schedule "B" to the Processing Agreement as same may be amended or updated from time to time.

4.1 Taxes The Channel shall pay. when due, any applicable sales, excise or other tax levied by a duly constituted taxing authority against or arising upon any of the services provided by TNS under this Agreement (excluding any taxes based on the net income of TNS or other taxes levied directly against TNS, which taxes shall be paid by TNS). The Channel shall, in a timely manner, pay any such tax for which it is responsible if such tax is levied on or assessed directly against the Channel; PROVIDED that if any such tax levied on or assessed directly against the Channel is paid by TNS, the Channel shall promptly reimburse INS (or as it may direct in writing) upon receipt by the Channel of satisfactory proof of its payment.

                          Article 5 --- Implementation


5.0 Testing Schedule Subject to the terms and conditions of this Agreement, the Parties shall forthwith after the Effective Date designate their respective project managers who will meet and draw up formal implementation and testing schedules, for the completion of all proprietary and common activities that must be undertaken to provide necessary systems connection and interface between the computer systems, to implement and process the transactions contemplated by this Agreement to commence on a specified date to be mutually agreed upon between the Parties.

5.1 Certification Testing Prior to the specified commencement date to implement and process the transaction contemplated by this Agreement as referred to in
Section 5.0, above, TNS shall first, in co-operation with e-Smart Direct Services Inc. and/or the Channel, perform a test configuration task and verification procedure (the "Certification Test") in order to adequately determine whether the test configuration performs in accordance with the performance specifications prescribed in the INS Manual and/or the Interac Regulations and/or the rules and regulations of the Affiliated Networks, as determined by INS in its sole discretion, in connection with the performance of the TNS Services. The Certification lest shall be successfully completed on the date TNS has determined, in its sole discretion, that the test configuration meets the said performance specifications, and any such determination by TNS shall be conclusive and shall be binding upon the Channel.


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                            Article 6 --- INS Manual

6.0 General The Channel hereby agrees to be bound by and comply with the TNS Manual, unless specifically exempted therefrom in writing by INS; PROVIDED that all rules, regulations, directives, policies, guidelines, requirements and other matters set out in the INS Manual shall allow reasonable time, subject to the exigencies of the circumstances (all as determined by INS, in its sole discretion), for the Channel to comply with same.

6.1 Changes It is agreed that any and all changes to the TNS Manual will be effective on the tenth (10th) day after notice of the change has been sent by INS to the Channel.

                       Article 7 --- Term and Termination

7.0 Term This Agreement shall be effective and shall continue in full force and effect for a term of three (3) years as of and from the Effective Date (the "Term"), unless and until terminated pursuant to the terms and conditions of this Agreement.

7.1   Termination    (Implementation    or   Changes)   In   the   event   that:

(a) the Channel fails to complete the matters relating to its computer systems as contemplated in and pursuant to the implementation schedule contemplated by Article 5, above, TNS, as its sole and exclusively remedy, shall have the right to notify the Channel of its intention to terminate this Agreement, whereupon this Agreement shall terminate immediately without any further notice, liability or obligation whatsoever on the part of either TNS or the Channel. It is understood and agreed that TNS shall not refund any fees or other monies (as described in Article 4, above) which the Channel has paid TNS upon such termination pursuant to this Subsection 7.1(a);

(b) any of the changes contemplated in Section 6.1, above, would have a material adverse impact upon the Channel's operations or require a material investment in new facilities, equipment or programs, then the Channel's sole and exclusive remedy shall be the right to terminate this Agreement effective upon at least ninety (90) days prior written notice to TNS.

7.2 Termination (Without Cause) Either Party may terminate this Agreement by delivering to the other Party at least ninety (90) days' prior written notice of termination. The Parties agree that this Agreement shall not be terminable without cause upon reasonable notice, except as may be specifically provided in this Section 7.2.

7.3 Termination (Non-Monetary Default) Except as otherwise set forth in and subject to Sections 7~4 below, in the event that either Party believes, as determined in its sole discretion, that there has been a material breach of this Agreement by the other Party (the "Breaching Party"), such Party (the "Claiming Party") must notify the Breaching Party in writing specifying in reasonable detail the nature of the breach within thirty (30) days of learning of said breach. The Breaching Party shall have thirty (30) days (or longer if the Parties agree in writing) in which to remedy the breach. If such a breach has not been remedied to the satisfaction of the Claiming Party by the end of the 30-day remedy period (or such longer remedy period if the Parties agree in writing), the Claiming Party shall have the right to issue formal written notice of termination to the Breaching Party, such termination to take place no sooner than the fifth (5th) Business Day following the expiration of such 30-day or longer period.

7.4 Termination (Monetary Default) In the event that either Party should default in the payment of any sum or amount due hereunder and such default is not remedied within two (2) Business Days after written notice thereof is given by the non-defaulting Party to the defaulting Party, such non-defaulting Party may, at its option and without further notice, immediately terminate this Agreement without prejudice to any other remedies which it may have by reason of default.

7.5   Termination   (Insolvency)   In  that  event  that  either   Party  shall:



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(a)  admit in writing its  inability  to pay its debts  generally as they become due or generally fail or cease to pay its debts generally as they mature or become due;

(b) cease or threaten to cease to carry on its business or commit or threaten to commit any act of bankruptcy;

(c) make or agree to make an assignment, disposition or conveyance, whether by sale or otherwise, of all its assets (or a substantial portion thereof) in bulk;

(d) have or suffer a judgment, order, decree, execution, writ, warrant, sequestration, extent or any other similar process made, issued, entered and/or enforceable against, or a distress, execution or analogous process levied or enforceable upon, all or any substantial part of its property or assets which is not removed, stayed, set aside, denied or set aside;

(e) consent to or suffer the appointment of a trustee, trustee in bankruptcy, liquidator, receiver, receiver and manager, custodian, curator, sequester or other official with similar powers in respect of it or all or any substantial part of its property or assets, which appointment is not stayed, removed, set aside, denied, vacated or released within thirty (30) days after the date thereof or after any stay is removed, vacated, denied or set aside;

(f) have any proceeding instituted or commenced against it to adjudicate it a bankrupt or insolvent, or to petition it into bankruptcy, or to seek liquidation, winding-up, reorganization or arrangement, relief from or composition of its debts, under any applicable legislation now or in the future, including without limitation under the Companies' Creditors Arrangement Act (Canada), Bankruptcy and Insolvency Act (Canada) or the Winding-Up Act (Canada) or any other bankruptcy, insolvency or analogous laws; or

(g) take any action in respect of its dissolution, winding up or liquidation, or institute any proceedings to be adjudicated a bankrupt or insolvent, or consent to, approve or authorize the institution of bankruptcy or insolvency proceedings against it, of file any petition or proposal to take advantage of any act of in solvency, or take any action, make any proposal or file or present any petition (or consent to the filing of presentment of such petition), answer or consent seeking liquidation, winding-up, reorganization, arrangement or relief from or composition of its debts under any applicable legislation now or in the future, including without limitation under the Companies' Creditors Arrangement Act (Canada), Bankruptcy and Insolvency Act (Canada) or the Winding-Up Act (Canada) or any other bankruptcy, insolvency or analogous laws, or make any assignment in bankruptcy or make any other assignment for the benefit of creditors, or take any corporate action in furtherance of any of the aforesaid purposes;

     then the other Party shall have the right, subject to applicable laws, to terminate this Agreement immediately and/or take other reasonable actions it considers necessary or desirable, including without limitation, establishing reserves, withholding payments or funds due or available to or on behalf of such other Party.

7.6  Termination

In the event that the Channel ceases to be an Indirect Connector and/or Acquirer; and such default is not remedied within two (2) Business Days after written notice thereof is given by the TNS to the Channel, then INS may, at its option and without further notice, immediately terminate this Agreement without prejudice to any other remedies which it may have by reason of default.

7.7 Termination (Excusable Delay) In the event that the dates and times by which and within which the Channel or TNS is required to render performance under this Agreement (other than dates and times for payment of money), shall be postponed automatically to the extent and for the period of time that the Channel or TNS, as the case may be, is prevented from any such performance by reason of any cause not reasonably within that Party's control (including, but not limited to, acts of God, acts of war, riot, fire, flood or other disaster, acts of government, acts of Interac or the Associated Networks, strike, lock-out, communication line or power failures); PROVIDED that the Party thus prevented


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from rendering  performance  notifies the other Party immediately in writing and in detail of the commencement and nature of such cause; PROVIDED FURTHER that such Party uses its best efforts to render performance in a timely manner utilizing to such end all resources reasonably required in the circumstances, including but not limited to obtaining supplies or services from other sources, if same are reasonably available;

PROVIDED that notwithstanding the foregoing, if any such period of postponement exceeds thirty (30) days, then the Party not prevented from rendering performance under this Agreement shall have the right to terminate this Agreement upon at least ninety (90) days prior written notice to the Party prevented from rendering performance under this Agreement during such time that such Party is unable or has not rendered performance under this Agreement.

7.8  Effect of Termination  In the event:

(a) during any period after which notice of termination has been given by either Party and prior to the termination of this Agreement, except as otherwise provided herein, each of TNS and the Channel shall continue to fulfill its respective obligations hereunder, unless otherwise prohibited by law;

(b) of the expiration or termination of this Agreement, the Channel shall perform any such acts and execute and deliver any such documents reasonably required to give effect to the expiration or the termination of this Agreement in accordance with any written request of TNS and/or Interac;

(c) of the expiration or termination of this Agreement, TNS shall perform such acts and execute and deliver any such documents reasonably required to give effect to the expiration or the termination of this Agreement in accordance with any written request of the Channel and/or Interac;

PROVIDED that notwithstanding the expiration or termination of this Agreement for any reason:

     (i) all monetary and non-monetary obligations of the Parties under this Agreement owing and/or to be performed or discharged prior to the date of expiration or termination, shall survive such expiration or termination;

     (ii) the provisions of Subsections 7.8(b) and 7.8(c), above, and Article 10, below, shall survive any expiration or termination of this Agreement, together with any other provision of this Agreement which by its nature should reasonably survive such expiration or termination; and

     (iii)the provisions of Section 10.3, below, shall survive any expiration or termination of this Agreement with respect to events occurring at or prior to such expiration or termination or matters which survive expiration or termination.

                      Article 8 --- General Indemnification

8.0 By Channel Subject to Section 8.2, below, the Channel shall indemnify and hold TNS, its officers, directors, employees, agents, legal counsel and other representatives harmless, from and against any losses, directly or indirectly resulting from, arising out of or incurred or suffered in connection with, in any way or in any manner whatsoever;

(a) any intentional, wrongful or negligent act or omission of the Channel or of its officers, directors, employees, agents, legal counsel and other representatives in the performance of any of the duties and obligations of the Channels under this Agreement;

(b) any misrepresentation by, or breach of any warranty of, the Channel contained in this Agreement;

(c) any default by the Channel under, or any breach or contravention by the Channel of, any agreement, covenant, term or provision of this Agreement, the TNS Manual or the Interac Regulations; and

(d) the enforcement of this Agreement or any provision hereof as a result of any of the matters set out in Subsections 8.0(a), 8.0(b) or 8.0(c), above;


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     and TNS shall have the right to  satisfy  any  amount  owing,  from time to time, by the Channel to TNS pursuant to the general indemnification herein by way of set-off against any amount owing, from time to time, by INS to the Channel under this Agreement, and TNS may take other reasonable action it considers necessary or desirable, including but not limited to, establishing reserves, withholding payments or funds due or available to or on behalf of the Channel.

     8.1 By TNS Subject to Section 8.2, below, TNS shall indemnify and hold the Channel, its officers, directors, employees, agents, legal counsel and other representatives, harmless from and against any Losses, directly or indirectly resulting from, arising out of or incurred or suffered in connection with, in any way or in any matter whatsoever;

(a) any misrepresentation by, or breach of any warranty of TNS contained in this Agreement;

(b) the enforcement of this Agreement or any provision hereof as a result of any of the matters set out in Subsection 8.1(a), above.

8.2  Limitation of Liability  In no event shall:

(a) either Party be liable to the other, in any way or in any manner whatsoever, for any indirect, incidental, special, consequential or punitive damages, including but not limited to lost profits, lost business revenue, failure to realize expected savings, or other commercial or economic loss of any kind, as a consequence of any breach, default or contravention by such Party of, or any failure by such Party to satisfy and/or perform, any term or provision of this Agreement, whether or not such Party knew or had reason to know that such damages may be incurred;

(b) either Party be liable to the other, in any way or in any manner whatsoever, for any direct, indirect, incidental, special, consequential or punitive damages incurred by any person not a party to this Agreement arising out of any default under or any breach or contravention of any agreement. covenant, term or provision of this Agreement; or

(c) TNS be liable to the Channel, in any way or in any manner whatsoever, for any loss directly or indirectly resulting from, arising out of or incurred or suffered in connection with, in any way or in any manner whatsoever, any default by TNS under, or any breach or contravention by TNS of, any agreement, covenant, term or provision of this Agreement or TNS's failure to perform, or default in the performance of, any of its obligations, liabilities or responsibilities set forth in this Agreement including but not limited to TNS's failure to provide any of the TNS Services;

PROVIDED that the provisions of Subsection 8.2(a), above, shall apply with respect to any claim, suit, demand or action by either Party irrespective of the nature of the cause underlying the same, including without limitation, negligence or misrepresentation, except that such provision shall not apply to claims for personal injury or damage to real property or tangible personal property caused by the negligence or willful acts or omissions of the Party, its officers, directors, employees, agents, legal counsel and other representatives or to claims for the payment of amounts expressed to be owing under this Agreement; and provided further that neither Party shall have a claim for any reduction in any fee or charge payable hereunder by reason of the Eligible ATM5 or any part thereof failing to function at any time during the Term; and provided further that no action, regardless of form, pursuant to this Agreement may be brought by either Party more than one (1) year after the cause of action has occurred.

8.3 Indemnification Notice Each Party shall promptly notify the other Party of any claim, demand, suit, action or threat of action of which that Party becomes aware (except with respect to a threat of suit or action either Party might institute against the other Party) which may give rise to a right of indemnification pursuant to this Agreement. The indemnifying Party will be entitled to participate in the settlement or defense thereof and, if the indemnifying Party elects, to take over and control the settlement of defense thereof with counsel satisfactory to the indemnified Party. In any case, the indemnifying Party and the indemnified Party shall cooperate (at no cost to the indemnified Party) in the settlement or defense of any such claim, demand, suit or proceeding.

                       Article 9 --- Restrictive Covenants

9.0  Confidentiality;  Non-Disclosure  and Defined Terms For the purpose of this
Article 9, "Recipient" means the Party receiving Confidential Information and "Discloser" means the Party disclosing Confidential Information. Each Recipient acknowledges that all material and information which has or will come into its possession or knowledge of each in connection with this Agreement or the performance hereof, consists of confidential and proprietary data (the "Confidential Information"), the disclosure of which to or use by third parties may be damaging (including, but not limited to, all matters relating to the TNS Switch, all trade secrets, all technological developments, all customers or clients and all information relating to the business and affairs of each Party). The Recipient therefore agrees to hold such material and information in strictest confidence, not to make use thereof other than for the performance of this Agreement, to release it only to directors, officers, employees, agents, or contractors requiring such information (i.e. on a "need to know" basis), and not to release or disclose it. and to use reasonable efforts to cause such directors, officers, employees, agents and contractors not to release or disclose it to any third party.

9.1 Ownership All Confidential Information furnished by the Discloser to the Recipient under or pursuant to this Agreement is and shall remain the exclusive property of the Discloser.

9.2 Exceptions The obligations of the Recipient with respect to any particular portion of Confidential Information shall terminate or shall not attach, as the case may be, when any of the following occurs:

(a) it was in the public domain at the time of the Discloser's communication thereof to the Recipient;

(b) it entered the public domain through no fault of the Recipient subsequent to the time of the Discloser's communication thereof to the Recipient;

(c) it was in the Recipient's possession free of any obligation of confidence at the time of the Discloser's communication thereof to the Recipient;

(d)  it was independently developed by the Recipient; or

(e)  its disclosure is legally compelled.

9.3 Remedies The Parties agree that the Confidential Information is valuable property and that that any violation of the provisions of this Article 9 would cause the parties irreparable injury for which they would have no adequate remedy at law, and that, in addition to any other remedies which a Party may have against the other Party, it shall be entitled to injunctive relief against such violation.

                      Article 10 --- Intellectual Property

10.0 Proprietary Rights and Defined Terms For the purposes of Subsection 3.0(e), above, and this Article 10, TNS hereby represents and warrants that it is the sole and beneficial owner of any and all identification, design characteristics, trade marks, trade names, patents and any other intellectual property rights associated directly with TNS, whether or not developed by TNS, now or at any time used or registered in the name of TNS (the "Intellectual Property"). The Channel shall have the right, subject to the terms and conditions of this Agreement, to use the Intellectual Property in connection with the Eligible ATMs.

10.1 Acknowledgements The Channel acknowledges that TNS is the sole and beneficial owner of any goodwill which the Channel may acquire from the use of the Intellectual Property, which will vest in and become the absolute property of TNS both during the continuance of this Agreement and thereafter. Further, the Channel covenants and agrees that it will not challenge the validity of ownership of the Intellectual Property or related goodwill.

10.2 Authorized Usage The Channel agrees, with respect to the Intellectual Property, to comply with all written instructions issued by TNS, acting reasonably, relating to the form and manner in which the Intellectual Property shall be used, and to discontinue immediately, upon notice from TNS, any practice relating to the use of the Intellectual Property, which in the opinion of TNS, acting reasonably, would or might adversely affect the rights or interests of TNS.

10.3 Termination Provisions Upon the expiry or other termination of this Agreement, however caused, any authorization granted to the Channel to use the Intellectual Property shall automatically cease, without further notice, and the Channel shall immediately cease and desist from all usage of the Intellectual Property, remove any display or use of the Intellectual Property on or around the Eligible ATMs, and destroy any copies of such Intellectual Property which the Channel is using or has in its possession or control. Within five (5) Business Days after such expiry or termination, the Channel shall deliver to TNS a written certification executed by an officer of the Channel that it has fully complied with the provisions of this Section 10.3.

                             Article 11 --- General

11.0 Exclusivity This Agreement and the rights granted hereunder by the Channel to TNS are non-exclusive. Nothing in this Agreement shall prevent the Channel from engaging or retaining any other Person to provide any of the services which are identical or similar to any of the TNS Services. This Agreement and the rights granted hereunder by TNS to the Channel are non-exclusive. Nothing in this Agreement shall prevent TNS from engaging in or offering to any other Person to provide any of the services or arrangements which are identical or similar to those set forth herein.

11.1 Binding Nature This Agreement shall be binding on the Parties and their successors and permitted assigns, but neither Party may assign this Agreement without the prior written consent of the other Party.

11.2 Notices. All notices, orders, directives, requests or other written communications required or permitted to be given or sent pursuant to this Agreement, shall be deemed given if sent by facsimile, mailed by Canadian Postal Service, registered or certified, return receipt requested, postage prepaid, and addressed to each Party at the address first given above. A Party may at any time change its address or facsimile number for notification purposes by delivering, as aforesaid, a notice setting forth the new address or number, and the date on which the new address or number shall first be effective.

11.3 Waiver This Agreement shall not be deemed or construed to be modified, amended, rescinded, canceled or waived, in whole or in part, except by written amendment signed by the Parties.

11.4 Severability If any portion of this Agreement is declared or found to be illegal, unenforceable or void, then both Parties shall be relieved of all obligations arising under such provision, but if the remainder of this Agreement shall not be affected by such declaration or finding, then each provision not so affected shall be enforced to the fullest extent permitted by law.

11.5 Relationship of Parties TNS is, in furnishing and performing the TNS Services, an independent contractor. TNS does not undertake by this Agreement or otherwise to perform any obligation of the Channel, whether regulatory or contractual. TNS has the sole right and obligation to supervise, manage, contract, direct, procure, perform or cause to be performed, all work to be performed by TNS pursuant to the TNS Services, unless otherwise expressly provided to the contrary herein.

11.6  Time of Essence  Time shall be of the essence of this Agreement.

11.7 Further Acts Each Party shall execute such further and other assurances, instruments and documents and do all such other things and acts which shall be necessary or desirable for carrying out the purpose and intent of this Agreement.

11.8 Processing Agreement The Channel shall promptly notify TNS, in advance, of any and all amendments made or contemplated to be made to the Processing Agreement, in a timely manner.

IN WITNESS WHEREOF the Parties have signed this Agreement.


                                   TNS SMART NETWORK INC.

                                   Date:  October 10, 2001

                                   per:     /s/ Mischa Weisz  A.S.O.
                                            Mischa Weisz, Pres. & CEO

                                   I have the authority to bind the corporation.


                                   624665 BC LTD.

                                   Date:  October 10, 2001

                                   per:     /s/ Arthur Davis
                                            A.S.O.

                                   I have the authority to bind the corporation.


                                   Arthur Davis
                                   Please Print Name